                                                                      EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT


             SUBSIDIARY NAME                                                      JURISDICTION
    Ameri-Kart Corp.                                                              Kansas
    Buckhorn Inc.                                                                 Delaware
             -BKHN Inc.                                                           Ohio
             -Buckhorn Rubber Products Inc.                                       Missouri
             -Buckhorn Material Handling Group Inc.                               Ohio
    Eastern Tire Equipment & Supplies Limited                                     Quebec, Canada
    Elrick Industries, Inc.                                                       California
    The James C. Heintz Company                                                   Ohio
    MICO, Inc.                                                                    Ohio
    Midland Tire Supply, Inc.                                                     Indiana
    MYEcap Financial Corp.                                                        Ohio
    Myers International, Inc.                                                     Ohio
    Myers Systems, Inc.                                                           Ohio
    Myers Tire Supply (Canada) Limited                                            Ontario, Canada
    Myers Tire Supply (Chicago), Inc.                                             Illinois
    Myers Tire Supply (New York), Inc.                                            New York
    Myers Tire Supply (Nevada), Inc.                                              Nevada
    Myers Tire Supply (Va.), Inc.                                                 Virginia
    Patch Rubber Company                                                          North Carolina
    Plastic Parts Inc.                                                            Kentucky